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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):March 27, 2012 (March 23, 2012)

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2828 N. Harwood
Suite 1300
Dallas, Texas 75201
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (214) 871-3555

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions(see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 8.01    Other Events.
The previously announced cash tender offer by Holly Energy Partners, L.P. (the “Partnership”) and its wholly-owned subsidiary Holly Energy Finance Corp. (together with the Partnership, the “Issuers”) for any and all of the Issuers’ 6.25% Senior Notes due 2015 (the “2015 Notes”)expired at midnight, New York City time, on March 23, 2012 (the “Expiration Date”). As of the Expiration Date, approximately $157.8 million aggregate principal amount of the 2015 Notes had been validly tendered and not validly withdrawn, representing approximately 85.3% of the outstanding principal amount of the 2015 Notes.All such 2015 Notes had been validly tendered on or prior to the consent payment deadline, which was midnight, New York City time, on March 9, 2012, and were accepted for purchase on March 12, 2012.The Issuers have called for redemption the remaining approximately $27.2 million aggregate principal amount of the 2015 Notes on April 12, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HOLLY ENERGY PARTNERS, L.P.
By:    HEP Logistics Holdings, L.P.,its General Partner
By:    Holly Logistic Services, L.L.C.,its General Partner
By:        /s/ Bruce R. Shaw
    Name:    Bruce R. Shaw
    Title:     Senior Vice President and Chief Financial Officer

Date:    March 27, 2012